Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2016 relating to the financial statements of Affinion Group Holdings, Inc. included in the Registration Statement on Form 10 (File No. 000-55577), which is incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Stamford, Connecticut October 27, 2016